SECTION 906 CERTIFICATION




     Pursuant to 18 U.S.C. ss.1350, the undersigned officer of Satuit Capital Management Trust (the "Trust"), hereby certifies, to the best of his or her knowledge, that the Trust's Report on Form N-CSR for the period ended April 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.



Dated:          July 5, 2006



Name:           /s/ Robert J. Sullivan
                -----------------------
                Robert J. Sullivan
Title:          Chairman, President and Treasurer


     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.